  As filed with the Securities and Exchange Commission on April 28, 1994
                                                               Registration No.

                     SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                           ____________

                             Form S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                            __________

                    BIO-RAD LABORATORIES, INC.
          (Exact name of Registrant as specified in its charter)

              Delaware                                94-1381833
        (State or Other Jurisdiction               (I.R.S. Employer
         of Incorporation or                         Identification
            Organization)                               Number)


                           1000 Alfred Nobel Drive
                   Hercules, California  94547
             (Address of principal executive offices)
                          ______________

           BIO-RAD LABORATORIES, INC. 1994 STOCK OPTION PLAN
                         (Full title of the plan)

                                                        Copy to:

          SANFORD S. WADLER                 CHRISTOPHER L. KAUFMAN, ESQ.
       General Counsel and Secretary              Latham & Watkins
        Bio-Rad Laboratories, Inc.            505 Montgomery Street, Suite 1900
         1000 Alfred Nobel Drive               San Francisco, California  94111
       Hercules, California  94547                  (415) 391-0600
           (510) 724-7000
       (Name, address, including zip code,
    and telephone number including area code,
             of agent for service)
                                     _______________


                             CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
Title of                            maximum       maximum
securities          Amount          offering      aggregate      Amount of
to be               to be           price per     offering       registration
registered          registered      share (1)     price (1)      fee
- --------------      -----------     ---------     ---------      ------------
Class A Common
 Stock, $1.00
 par value          450,000         $14.31        $6,439,500     $2,220.52

Class B Common
 Stock, $1.00
 par value          225,000         $14.69        $3,305,250     $1,139.74
                                                                  ---------
                                                   Total
                                                   Registration
                                                   Fees           $3,360.26

[FN]
(1)Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) and (c). The Proposed
Maximum Offering Price Per Share is based upon the average of the high and low prices for the Company's Common Stock on the American Stock Exchange on April 25, 1994.
                            _______________

PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

   The following documents filed with the Commission by Bio-Rad are incorporated by reference in this Registration Statement as of their respective dates:

   (a) Bio-Rad's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

   (b) Bio-Rad's Proxy Statement dated March 25, 1994, for the 1994 Annual Meeting of Stockholders.

   (c) The description of Bio-Rad's Common Stock which is contained in its Registration Statement No. 33-7036 on Form S-2 filed on August 26, 1986 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

   All documents subsequently filed by Bio-Rad pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 5.   Interests of Named Experts and Counsel

        The legality of the shares of Common Stock offered hereby are being passed upon for the Company by Sanford S.
        Wadler, General Counsel and Secretary of the Company.


Item 6.   Indemnification of Directors and Officers

        The Company has the power to indemnify its directors, officers and other persons against liability for certain acts pursuant to Section 145 of the Delaware General Corporation Law and pursuant to the Company's Certificate of Incorporation. Section 8 of the Company's Certification of Incorporation provides as follows:

                   "8.  A director of the corporation shall not
               be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability
               (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
               (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii)

                                1.

               under section 174 of the Delaware General
               Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 8 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of any provision of the
               Article 8 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

               In addition, the Company maintains a standard form of directors' and officers' liability insurance policy.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1993, and is, therefore, unenforceable.

Item 8.  Exhibits

     4.1 Bio-Rad Laboratories, Inc. 1994 Stock Option Plan.

     5.1 Opinion of Sanford S. Wadler, General Counsel and
         Secretary of the Company

   23.1  Consent of Independent Public Accountants.

   23.2  Consent of Sanford S. Wadler, General Counsel and
         Secretary of the Company (included in Exhibit 5.1).

    24 Power of Attorney (incorporated in the signature page to the Registration Statement--see pages 4 and 5).

Item 9.  Undertakings

         The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein,

                                2.

         and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement elating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                3.

                            SIGNATURES

          Pursuant to the requirements of the Securities Act of 1993, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hercules, California on April 28, 1994.
                              BIO-RAD LABORATORIES, INC.

                    By:  /s/ Sanford S. Wadler
                         Name:   Sanford S. Wadler
                         Title:  General Counsel and Secretary


                         POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints David Schwartz and Thomas L. Braje and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Bio-Rad
Laboratories, Inc. and on the dates indicated.




                                4.

Signature                     Title                    Date


                              President                April 28, 1994
/s/ David Schwartz            and Director
David Schwartz


/s/ James J. Bennett          Director                 April 28, 1994
James J. Bennett


/s/ Albert J. Hillman         Director                 April 28, 1994
Albert J. Hillman



/s/ Philip L. Padou           Director                 April 28, 1994
Philip L. Padou


/s/ Alice N. Schwartz         Director                 April 28, 1994
Alice N. Schwartz


/s/ Burton A. Zabin           Director                 April 28, 1994
Burton A. Zabin

                              Vice President,          April 28, 1994
/s/ Thomas L. Braje           Chief Financial Officer
Thomas L. Braje

                              Principal Accounting     April 28, 1994
/s/ James R. Stark            Officer
James R. Stark




                                5.

                         INDEX TO EXHIBITS



EXHIBIT                                                PAGE

4.1  Bio-Rad Laboratories, Inc. 1994 Stock Option Plan  9

5.1  Opinion of Sanford S. Wadler, General Counsel
       and Secretary of the Company . . . . . . . . .   7

23.1  Consent of Independent Public Accountants . . .   8

23.2 Consent of Sanford S. Wadler, General Counsel and Secretary of the Company (included in Exhibit 5.1)

24    Power of Attorney (incorporated in the signature page
        to the Registration Statement (see pp. 4 and 5)




                                6.